Exhibit 23

Exhibit 23 (Formally known as “AJSH & Co.” converted and registered as LLP on 11-04-2016 vide LLPIN: AAG-1471) C-7/227, Sector-7, Rohini New Delhi -110085 Tel: +91 11 4559 6689 Email: info@ajsh.in CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated November 17, 2020, relating to the financial statements of Uonlive Corporation, as of December 31, 2019 and December 31, 2018 and to all references to our firm included in this Registration Statement. /s/AJSH & Co LLP New Delhi, India November 17, 2020